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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): March 23, 2007
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



           Pennsylvania                 1-11152             23-1882087
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(State or other jurisdiction of  (Commission File Number) (IRS Employer
          incorporation)                                  Identification No.)




781 Third Avenue, King of Prussia, Pennsylvania          19406-1409
     (Address of Principal Executive Offices)            (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events.

         On March 23, 2007, Samsung Telecommunications America LLP and Samsung Electronics Co., Ltd. (collectively, "Samsung"), filed an action against InterDigital Communications Corporation and its wholly-owned subsidiaries, InterDigital Technology Corporation and Tantivy Communications, Inc. (collectively, "InterDigital"), in the United States District Court for the District of Delaware. Under the complaint, Samsung asserts that InterDigital has refused to comply with its alleged contractual obligations to be prepared to license its patents on fair, reasonable, and non-discriminatory ("FRAND") terms, and that InterDigital has allegedly engaged in unfair business practices. Samsung seeks damages and declaratory relief, including declarations that: (i) InterDigital's patents and patent applications allegedly promoted to standards bodies are unenforceable as to Samsung; (ii) Samsung has a right to practice InterDigital's intellectual property incorporated into products purchased from Qualcomm; (iii) that nine of InterDigital's patents are invalid and/or not infringed by Samsung; and (iv) InterDigital must offer Samsung a license on FRAND terms.

         This action follows InterDigital's earlier filed complaints on March 23, 2007 with the U.S. International Trade Commission (ITC) and with the United States District Court for the District of Delaware against Samsung Electronics Co., Ltd. and certain of its affiliates.

         InterDigital intends to vigorously defend itself against Samsung's allegations in this matter.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         INTERDIGITAL COMMUNICATIONS CORPORATION


                         By: /s/ William J. Merritt
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                              William J. Merritt
                              President and Chief Executive Officer



Date:    March 23, 2007